Exhibit 10.1

DATED 20th August 2021

(1) MEPC MILTON PARK NO.1 LIMITED AND MEPC MILTON PARK NO.2 LIMITED

and

(2) ADAPTIMMUNE LIMITED

deed of variation

relating to a lease of

39 innovation drive

Milton Park

Knights plc

Midland House

West Way

Botley

Oxford

OX2 0PH

PARTICULARS

DATE	:	20th August 2021
LANDLORD	:

MEPC MILTON PARK NO. 1 LIMITED (Company number 5491670) and MEPC MILTON PARK NO. 2 LIMITED (Company number 5491806), on behalf of MEPC Milton LP (LP No. 014504), both of whose registered offices are at Sixth Floor, 150 Cheapside, London EC2V 6ET;

TENANT	:	ADAPTIMMUNE LIMITED (Company number 6456741) whose registered office is at 60 Jubilee Avenue, Milton Park, Abingdon, Oxfordshire, England OX14 4RX

BACKGROUND

(A)	This Deed is supplemental to the Lease;
(B)	The Landlord and the Tenant have agreed that the Lease shall be varied as set out in this Deed.

The parties agree as follows:

1	definitions
1.1	In this Deed, unless the context requires otherwise, the following definitions shall apply:

Landlord	includes successors in title to the freehold estate in the Property;
Lease	a lease of the Property dated 28 February 2018 made between (1) MEPC Milton Park No. 1 Limited and MEPC Milton Park No. 2 Limited and (2) Adaptimmune Limited and all documents supplemental thereto;
Property	39 Innovation Drive, Milton Park, Abingdon, Oxfordshire, OX14 4RT as more particularly defined in the Lease; and
Tenant	includes successors in title to the term created by the Lease.

1.2	The Particulars are incorporated in and form part of this Deed so that in this Deed the words and expressions set out in the Particulars shall have the meanings ascribed to them in the Particulars.
1.3	Expressions defined in the Lease shall (save where the context requires otherwise) have the same meanings as in this Deed.
1.4	The provisions of the Lease relating to its interpretation apply to this Deed except to the extent that they are expressly varied by this Deed.

2	variation

In consideration of the sum of one pound (£1) paid by the Tenant to the Landlord (receipt of which the Landlord acknowledges) it is mutually agreed and declared that with effect from the date of this Deed the Lease shall be varied in accordance with the provisions set out in the Schedule.

3	continuing effect

The Lease shall continue in full force and effect save as modified by this Deed and the covenants, conditions, stipulations and provisions of the Lease shall have effect as though the provisions contained in the Schedule had been incorporated in the Lease from and including the date of this Deed.

4	exclusion of contracts (rights of third parties) act 1999

A person who is not a party to this Deed shall not have any right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Deed.

5	SUCCESSORS

This Deed binds the respective successors in title of the Landlord and the Tenant.

6	GOVERNING LAW

This Deed and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the law of England.

7	JURISDICTION

Each party irrevocably agrees that the courts of England shall have non-exclusive jurisdiction to settle any dispute or claim arising out of or in connection with this Deed or its subject matter or formation (including non-contractual disputes or claims).

Executed by the parties as a Deed on the date stated at the beginning of this document

SCHEDULE

Agreed Variations to the Lease

1.	In Clause 1 the definitions Break Date 1 and Break Date 2 shall be deemed to read as follows:

“Break Date 1 means 24 October 2031;

Break Date 2 means 24 October 2036;”

2.	In Clause 1 the definitions Break Date 3 and Break Date 4 shall be deleted;

3.	In Clause 1 the definition Principal Rent shall be deemed to read as follows:

“Principal Rent means:

From and including 28 February 2018 to but excluding 28 July 2018: TWO HUNDRED AND EIGHTEEN THOUSAND FIVE HUNDRED AND EIGHTY POUNDS AND FIFTY PENCE (£218,580.50) per annum;

From and including 28 July 2018 to and including 19 August 2021: FOUR HUNDRED AND THIRTY SEVEN THOUSAND ONE HUNDRED AND SIXTY ONE POUNDS (£437,161.00) per annum;

From and including 20 August 2021 to and including 19 April 2023: NIL (£0) per annum;

and then subject to increase in accordance with the Second Schedule;”

4.	Clause 8.1 shall be deemed to read as follows:

“The Tenant may terminate the Contractual Term on Break Date 1 or Break Date 2 by giving to the Landlord not less than twelve (12) months’ previous notice in writing;”

5.	The Second Schedule Part I - Indexation Rent Review shall be deemed to read as follows:
1	“In this Part of this Schedule:
1.1	Indexation Review Date means each of the Indexation Review Dates and Relevant Indexation Review Date shall be interpreted accordingly;
1.2	Current Rent means (In the case of the first Indexation Review Date) the Principal Rent payable under this lease on 19 August 2021 and (in the case of the subsequent Indexation Review Date) immediately before the Relevant Indexation Review;
1.3	Index means the Consumer Prices Index published by the Office for National Statistics or (if not available) such index of comparative prices as the Landlord shall reasonably require;
1.4	Indexed Rent means:

Current Rent multiplied by (A/B) per annum where:

A = The figure shown in the Index for the month immediately before the Relevant Indexation Review Date; and

B = (In the case of the first Indexation Review Date) the figure shown in the Index for January 2018 and (in the case of the subsequent Indexation Review Date) the figure shown in the Index for September 2026.

1.5	Revised Rent means the new Principal Rent following each Indexation Review Date pursuant to paragraph 2 of the Second Schedule.
2	The Principal Rent shall be reviewed on each Indexation Review Date to the higher of:
2.1	the Current Rent (disregarding any suspension or abatement of the Principal Rent); and
2.2	the Indexed Rent ascertained in accordance with this lease;
3	If a Revised Rent has not been ascertained by the Relevant Indexation Review Date:
3.1	the Current Rent shall continue to be payable until the Revised Rent is ascertained;
3.2	when the Revised Rent is ascertained:
3.2.1	the Tenant shall pay within 14 days of ascertainment of the Revised Rent:
(i)	any difference between the Principal Rent payable immediately before the Relevant Indexation Review Date and the Principal Rent which would have been payable had the

Revised Rent been ascertained on the Relevant Indexation Review Date (the Balancing Payment); and
(ii)	interest on the Balancing Payment at Base Rate from the date or dates when the Balancing Payment or the relevant part or parts would have been payable had the Revised Rent been ascertained on the Relevant Indexation Review Date;
3.2.2	the Landlord and Tenant shall sign and exchange a memorandum recording the amount of the Revised Rent.”
4	Time shall not be of the essence for the purposes of this Schedule.

acting by:

EXECUTED as a DEED by MEPC MILTON PARK NO. 1 LIMITED acting by: A director in the presence of:	/s/ Chris Darroch ....................................... Director

/s/ Marie Clare Darroch ................................................ Witness name: Marie Clare Darroch Address: 12 Langtree Ave, Glasgow
EXECUTED as a DEED by MEPC MILTON PARK NO. 2 LIMITED acting by: A director in the presence of:	/s/ Chris Darroch ....................................... Director

/s/ Marie Clare Darroch ................................................ Witness name: Marie Clare Darroch Address: 12 Langtree Ave, Glasgow

EXECUTED as a DEED by ADAPTIMMUNE LIMITED acting by two directors or a director and the company secretary	/s/ Margaret Henry /s/ Gavin Wood
Director
Director/Company Secretary